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                                                                     EXHIBIT 5

                    [LETTERHEAD OF SCHULTE ROTH & ZABEL LLP]

August 27, 1999

Morton's Restaurant Group, Inc.
3333 New Hyde Park Road
New Hyde Park, New York 11042

Dear Sirs:

                  We have acted as counsel to Morton's Restaurant Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of an aggregate of 600,000 shares of Common Stock, par value $.01 per share, of the Company (the "Shares") issuable to participants in the Company's Employee Stock Purchase Plan (the "Plan").

                  In this capacity, we have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

                  Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, to the extent constituting original issuance securities, have been duly authorized and, when issued and delivered to plan participants in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus which forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                  Very truly yours,

                                                  /s/ Schulte Roth & Zabel LLP